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                                                                    Exhibit 10.9

                           INTERNATIONAL PAPER COMPANY

                      UNFUNDED SUPPLEMENTAL RETIREMENT PLAN

                               FOR SENIOR MANAGERS

                 As Amended and Restated Through January 1, 2002

                                    PREAMBLE

         This Plan was originally established as the International Paper Company Unfunded Excess-Benefit Plan for Senior Managers and became effective as of November 1, 1983, pursuant to a resolution of the Board of Directors of International Paper Company ("the Company") dated October 11, 1983. Effective as of November 12, 1985, the name of the Plan was changed to the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers, and additional benefit provisions were added to the Plan as set forth herein. The Plan was amended effective as of April 1, 1991, to delete the statutory limitation excess benefit provision from the Plan, because the Company has established a separate plan to provide statutory limitation excess benefits to salaried employees of the Company and its United States subsidiaries. The Plan was amended effective September 8, 1992, to change the calculation of the Supplemental Benefit payable under the Plan. The Plan was amended effective July 1, 1993, to change the definition of Compensation under the Plan. The Plan was amended effective December 1, 1993, to specify the optional forms of benefit payment and death benefits.

         The Plan was amended effective January 1, 2000, to change the definition of Compensation under the Plan, establish a pensionable pay minimum for purposes of the Plan, clarify the vesting provisions applicable to participants, change certain provisions relating to the commencement of the Supplemental Benefit payable under the Plan, clarify the calculation of the pre-retirement death benefit, clarify that benefits under the Plan continue to accrue during disability and to conform the non-competition provisions under the Plan with the terms of the Eligible Employee's Confidentiality and Non-Competition Agreement (the "Confidentiality and Non-Competition Agreement"). The Plan was amended effective January 1, 2001, and amended effective October 9, 2001, to change the definition of Compensation under the Plan.


1.   Name and Purpose.
     -----------------

     This Plan shall be known as the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (the "Plan"). The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the exemption provisions of Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (and related regulations and provisions of the Internal Revenue Code of 1986, as amended). The Plan is maintained for the purpose of providing for the payment of a supplemental retirement benefit to an Eligible Employee which is in addition to the amount of the retirement benefits payable

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     to such person under the standard 1.67% benefit formula provisions for salaried employees of the Retirement Plan of International Paper Company (as amended from time to time, the "Retirement Plan") and any statutory limitation excess pension benefits payable to such person under any other plan maintained by the Company or its subsidiaries.

2.   Funding of Benefits.
     --------------------

     The benefits payable under the Plan will be paid from the Company's general assets as payments become due under the Plan, and will not be funded in advance through an Internal Revenue Service qualified trust arrangement or through insurance annuity contracts. From time to time the Company may arrange for insurance annuity contracts on the lives of Eligible Employees (the proceeds of which are payable to the Company) in order to insure the Company for part or all of the payments which the Company will make under the Plan. All Eligible Employees participating in the Plan agree to authorize the Company to purchase such insurance contracts. Eligible Employees participating in the Plan (and their beneficiaries) will not have any beneficial interest in such insurance contracts or in the proceeds of such insurance contracts. With respect to claims for benefits under the Plan, Eligible Employees and their beneficiaries shall be general unsecured creditors of the Company.

3.   Eligible Employees.
     -------------------

     The persons who are eligible to receive benefits under the Plan ("Eligible Employees") are persons who are (A) salaried employees of the Company and its subsidiaries on or after the effective date of the Plan, (B) designated by the Chief Executive Officer of the Company as eligible to participate in the Plan and (C) participants in the Retirement Plan. All of the terms and conditions of the Plan shall be binding upon any surviving spouse, beneficiaries, executor, administrator, heirs or successors of an Eligible Employee.

4.   Vesting.
     --------

     An Eligible Employee who has attained his or her Vesting Date while employed shall be fully vested in his or benefits under the Plan. For purposes of the Plan, "Vesting Date", with respect to any Eligible Employee, shall mean the earliest of:

     (A) this or her attainment of age 62 with five years of Vesting Service (as defined in the Retirement Plan);

     (B)  his or her attainment of age 61 with 20 years of Vesting Service; or

     (C)  his or her attainment of age 65.

     Notwithstanding the foregoing, such vesting with respect to any Eligible Employee may occur prior to the age 62 with the consent of the Management Development and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"); provided that such Eligible Person has five years of Vesting Service.

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5.   Amount and Time of Payment of Supplemental Benefit.
     ---------------------------------------------------

     The amount of the monthly supplemental retirement benefit payable to an Eligible Employee under the Plan (the "Supplemental Benefit") is an amount (in the form of a monthly benefit payable as a single-life annuity on an unreduced basis starting at age 62) determined as set forth below:

     (A)  Calculation of the Amount of the Supplemental Benefit.

          The Supplemental Benefit is calculated in the manner set forth for determining an "Accrued Benefit" under the standard 1.67% salaried benefit formula of the Retirement Plan, using the terms "Credited Service" and "Primary Social Security Benefit" (as such terms are defined in the Retirement Plan), except that:

               (x) the term "Credited Service", with respect to an Eligible Employee, may also include service by such Eligible Employee with an acquired company, to the extent granted by the Plan Administrator, and shall include any period prior to such Eligible Employee's attainment of age 65 during which such he is entitled to benefits under the Company's long-term disability plan applicable to him; and

               (y) the formula shall be the greater of Sections 5(A)(i) or 5(A)(ii) below.

          (i) An amount equal to the lesser of (a) or (b), reduced by (c) below:

               (a)  3.25% of the Eligible Employee's Compensation (as defined in
                    Section 5(B) below) multiplied by the number of years of his or her Credited Service.

               (b)  Fifty percent (50%) of the Eligible Employee's Compensation.

               (c)  The product of:

                    (1) 3.25% of the Eligible Employee's Primary Social Security Benefit multiplied by the number of years of his or her Credited Service projected to age 65, subject to a maximum of 50% of the Eligible Employee's Primary Social Security Benefit; and

                    (2) The ratio of years of the Eligible Employee's Credited Service at the determination date to his or her Credited Service projected to age 65.

          (ii) Twenty-five percent (25%) of the Eligible Employee's
               Compensation.

          and the amount calculated under the formula set forth above shall be reduced by all of the following amounts:
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          I.   the actual amount of the Eligible Employee's vested benefit under the Retirement Plan or any other qualified pension benefit plan maintained by the Company or its subsidiaries (converted to a single-life annuity); and

          II. the single-life annuity actuarial equivalent of any retirement benefit paid or payable directly from the Company or any of its subsidiaries under a similar contractual-type arrangement (but not payments made pursuant to the International Paper Company Salaried Savings Plan or any other defined contribution or non-qualified savings plan).

(B)  Compensation.

     For purposes of the formula set forth in Section 5(A) above:

     The term "Compensation", with respect to any Eligible Employee and any determination date, shall equal the sum of:

     (i) such Eligible Employee's highest annual base salary during the three consecutive calendar years prior to such date of determination; plus

     (ii) the Eligible Employee's target award (whether or not deferred) under the Company's Management Incentive Plan for the year in which the Eligible Employee terminates or retires; plus

     (iii) any incentive award paid under the Champion Integration Chief Executive Officer Performance Incentive Plan;

     provided, however, that Compensation shall not include any awards or income described in Section 1.142 of the Retirement Plan (except as expressly included in this Section 5(B)); and provided further, however, that in the case of any Eligible Employee who is entitled to benefits under the Company's long-term disability plan applicable to him or her, Sections 5(B)(i) and 5(B)(ii) shall be replaced as follows:

     (i) such Eligible Employee's annual base salary in effect as of the last day of active employment prior to becoming entitled to benefits under the Company's long-term disability plan applicable to him or her

     (ii) the average of the awards, if any, earned by such Eligible Employee (whether or not deferred) under the company's Management Incentive Plan in respect of the three consecutive calendar years prior to becoming entitled to benefits under the Company's long-term disability plan applicable to him.

(C)  Time of Payment of the Supplemental Benefit.


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          As specified in Section 6 below, payment of the Supplemental Benefit to an Eligible Employee may commence on the first day of any month on or after his Benefit Commencement Date. "Benefit Commencement Date", with respect to any Eligible Employee, shall mean the earliest of:

             (i)   his attainment of age 62 with 10 years of Vesting Service;

             (ii)  his attainment of age 61 with 20 years of Vesting Service; or

             (iii) his attainment of age 65.

          Notwithstanding the foregoing, payment of the Supplemental Benefit to an Eligible Employee may commence prior to such Eligible Employee's Benefit Commencement Date with the consent of the Committee; provided that such Eligible Employee has attained age 55 and has 10 years of Vesting Service; and provided further that such Eligible Employee's Supplemental Benefit shall be reduced by 4% for each year that commencement precedes age 62.

6.   Forms of Benefit Payment.
     -------------------------

     (A) The forms of benefit payment available under the Plan (including joint and survivor annuity benefit options) shall be the same as under the provisions of the Retirement Plan. Any election as to form of benefit payment and time of benefit payment made by an Eligible Employee under the provisions of the Retirement Plan shall be deemed also to have been made with respect to his or her Supplemental Benefit payable under the Plan, and any early retirement or actuarial reduction factors applied to the benefit elected under the Retirement Plan shall be similarly applied to his or her Supplemental Benefit. Payment of the Supplemental Benefit to an Eligible Employee shall commence on January 1 of the year following such Eligible Employee's retirement date; provided that solely at the Plan Administrator's discretion and direction, payment of such Supplemental Benefit may commence on a date beginning on or after such Eligible Employee's retirement date.

     (B) Notwithstanding the foregoing, with the consent of the Plan Administrator, an Eligible Employee may elect payment of his or her Supplemental Benefit in the form of a lump-sum distribution or annual installments payable over a designated period ranging from two to 15 years. An Eligible Employee may make this election at any time beginning with the calendar year in which he or she attains age 61, but must make an election before his or her retirement date. Payment of the lump-sum distribution or installments so elected shall commence on January 1 of the year following his or her retirement date. This election may be made only once during the applicable election period and is irrevocable, except as provided in Section 6(D) below. Prior to the commencement of benefit payment under this election, a portion of an Eligible Employee's Supplemental Benefit may be paid to him or her in accordance with Section 6(A) above, solely at the Plan Administrator's discretion and direction, on a single life annuity basis with no reductions, beginning on or after the Eligible Employee's retirement date.


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     (C)  Both the lump-sum distribution and installment payment amounts under
          Section 6(B) above shall be computed on a cost-neutral basis to the Company, using a discount rate as recommended by the Company's Chief Financial Officer with the advice of the Company's actuary. An Eligible Employee has the choice of having the discount rate determined at the time of his or her election or on the December 31 preceding the January 1 payment commencement date described in Section 6(B) above. The availability of the lump-sum distribution and installment forms of payment shall be subject to the Company's financial requirements.

     (D) An Eligible Employee's election under Section 6(B) above may be revoked, with the consent of the Plan Administrator, in the event such Eligible Employee suffers a significant life change following such election, but prior to his or her retirement date. The marriage or divorce of an Eligible Employee or death of an Eligible Employee's spouse shall constitute a "significant life change". Upon revocation of the election under Section 6(B) above, the Eligible Employee shall make a new election, prior to his or her retirement date, as to payment of the Supplemental Benefit in a form available under Sections 6(A) or 6(B) above.

     (E) In the event an Eligible Employee dies on or after attainment of age 62, but prior to his or her retirement date, the Supplemental Benefit shall be payable to his or her surviving spouse, if any, in the form of a pre-retirement surviving spouse's benefit, based on the provisions of the Retirement Plan. With the consent of the Committee, a pre-retirement surviving spouse's benefit may be provided in the event of an Eligible Employee's death prior to his or her attainment of age 62. Any such pre-retirement surviving spouse's benefit shall be paid in the manner set forth for determining a "Qualified Joint and Survivor Annuity" under the Retirement Plan (providing 50% of the Eligible Employee's reduced benefit to his or her spouse).

     (F) In the event an Eligible Employee dies on or after his or her retirement date, but prior to the January 1 on which an annuity under
          Section 6(A) is to commence, the Eligible Employee's named annuitant or beneficiary, if any, shall receive the payments due under the annuity option elected.

          In the event an Eligible Employee dies on or after his or her retirement date but prior to the January 1 on which a lump-sum distribution elected under Section 6(B) is to be paid, the Eligible Employee's beneficiary shall be paid the value of the Supplemental Benefit which was to have been paid on such January 1, in a lump-sum. In the event an Eligible Employee who has elected installment payments under Section 6(B) above dies on or after his or her retirement date but prior to having received the full number of installment payments, the Eligible Employee's beneficiary shall receive the remaining installment payments, provided that the Plan Administrator has the discretion to convert the remaining installment payments into a lump-sum payable to the beneficiary.

          The provisions of this Section 6(F) shall apply regardless of whether, at the direction of the Plan Administrator as provided in Sections 6(A) and 6(B) above,

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          a portion of the Supplemental Benefit was paid to the Eligible
          Employee during the calendar year which includes his or her retirement date.

     (G)  In the event an Eligible Employee who has made an election under
          Section 6(B) above with respect to the payment of his or her Supplemental Benefit under the Plan is also entitled to a benefit under the International Paper Company Pension Restoration Plan for Salaried Employees (as amended from time to time, the "Restoration Plan"), the benefit under such other plan shall be paid in the same form as that elected under Section 6(B) above for benefits payable under the Plan. At the time benefit payment is to commence, the benefit payable under the Restoration Plan shall be transferred to the Plan for Payment.

7.   Benefit Not Assignable.
     -----------------------

     An Eligible Employee's rights under the Plan shall not be subject to assignment, encumbrance, garnishment, attachment or charge, whether voluntary or involuntary, and in the event of any such assignment, action or proceeding, any benefit otherwise payable under the Plan shall be deemed terminated or forfeited.

8.   Termination of Benefit/Repayment of Benefit.
     --------------------------------------------

     (A) Eligibility of a person to participate in the Plan, or to receive payment of any benefit under the Plan, shall be subject to being terminated by the Committee, in the Committee's sole discretion, if the person:

          (i) shall, without the consent of the Committee or without "good reason" (as defined below), voluntarily terminate employment with the Company (or retire from the Company) prior to age 62; for purposes of this subparagraph "good reason" for voluntary termination prior to his or her attainment of age 62 shall mean any of the following:

               (a) the assignment of any duties inconsistent with the person's status as a senior manager of the Company or a substantial alteration in the nature or status of the person's responsibilities;

               (b) a reduction in the person's base salary (except for across-the-board salary reductions similarly affecting all managers of the Company);

               (c) the failure of the Company to continue in effect any vacation plan or any material compensation plan in which the person participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the person's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of participation, relative to other participants; or

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                (d) the failure by the Company, except as necessary to comply with applicable laws, to continue to provide the person with benefits substantially similar to those enjoyed under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the person previously participated, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the person of any material fringe benefit previously enjoyed by the person;

          (ii) shall, without the consent of the Committee, breach any of the terms of his or her Confidentiality and Non-Competition Agreement; or

          (iii) shall have been involuntarily terminated by the Company for "good cause" (as defined below), or shall have been found by the Committee to have engaged in any action inimical to the interests of the Company, dishonesty or other serious misconduct in connection with the person's employment by the Company or a subsidiary; for purposes of this subparagraph "good cause" for involuntary termination shall mean termination upon:

                (a) the willful and continued failure substantially to perform properly assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand is delivered by the Board which specifically identifies the manner in which the Board believes that properly assigned duties have not been substantially performed; or

                (b) the willful engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise;

                for purposes of this Section 8(A)(iii), no act, or failure to act, shall be deemed "willful" unless done (or omitted to be done) not in good faith and without reasonable belief that the action or omission was in the best interest of the Company; notwithstanding the foregoing, a person shall not be deemed to have been terminated for good cause unless and until there shall have been delivered a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the person and an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the person was guilty of conduct set forth in Sections 8(A)(iii)(a) or 8(A)(iii)(b) above and specifying the particulars thereof in detail.

(B) In the event an Eligible Employee who has retired and received payment of the Supplemental Benefit in the form of a lump-sum distribution or installments breaches any of the terms of his or her Confidentiality and Non-Competition Agreement, as set forth in Section 8(A)(ii) above, he or she shall repay to the Company a portion of the Supplemental Benefit received. The amount which shall be repaid is the difference between:

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               (a)  the amount of Supplemental Benefit the Eligible Employee has received from the Company by the time the Committee notifies the Eligible Employee of its objection to such competition; and

               (b) the amount the eligible Employee would have received by the time of such notification had the Supplemental Benefit been paid on a single-life annuity basis;

          plus reasonable interest as recommended by the Company's Chief Financial Officer.

9.   Amendment or Termination of Plan.
     ---------------------------------

     The Company reserves the right to amend, modify or terminate the Plan at any time by action of the Board; provided that such action shall not adversely affect any Eligible Employee's right to a benefit which accrued pursuant to the provisions of the Plan prior to such action.

10.  Administration of Plan.

     The Company's Senior Vice President of Human Resources shall be the Plan Administrator of the Plan. The Plan Administrator shall have discretion to interpret the Plan, to determine eligibility and amounts of benefits under the Plan and to decide any questions or disputes under the Plan (except for any necessary decisions by the Board or by the Committee pursuant to
     Section 8 above). All decisions which are made by the Board or by the Committee or by the Plan Administrator with respect to the Plan shall be final and binding on the Company and the Eligible Employees (and their heirs or beneficiaries).

11.  Change of Control of International Paper Company.
     -------------------------------------------------

     (A) If a "Change of Control" of the Company (as defined in Section 11(B) below) occurs, then:

          (i) the minimum amount under the formula set forth in Section 5(A)(ii) above shall be increased from 25% to 50% of the Eligible Employee's Compensation; and

          (ii) the Eligible Employee's Supplemental Benefit under the Plan shall become vested and nonforfeitable, and shall not be subject to termination pursuant to any of the provisions of Section 8 above.

(B) For purposes of this Section 11, the term "Change of Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended ("Exchange Act"); provided that, without limitation, a Change of Control shall be deemed to have occurred if:

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          (i)  any "person" as such term is used in Section 13(d) and 14(d)(2)
               of the Exchange Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of the period.

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